Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Commonwealth Energy Corporation (the “Company”) on Form 10-Q for the quarterly period ended October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James L. Oliver, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 16, 2002	By:	/s/ JAMES L. OLIVER

James L. Oliver
Chief Financial Officer

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